UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 16, 2015, EXOR S.p.A. (“EXOR”) held meetings with certain investors and analysts to discuss EXOR’s binding offer.  During those meetings EXOR gave a detailed presentation, a copy of which is provided below:

1 APRIL 2015 PARTNER RE 1 EXOR’S $ 137.50 PER SHARE SUPERIOR ALL - CASH OFFER TO ACQUIRE PARTNER RE INVESTOR AND ANALYST PRESENTATION JUNE 16, 2015

2 Certain statements and information contained in this communication that are not statements of information or historical fact constitute forward - looking statements, notwithstanding that such statements are not specifically identified as such . These forward - looking statements include, but are not limited to, statements regarding a proposal by EXOR S . p . A . , a società per azioni organized under the laws of the Republic of Italy (“EXOR”) to acquire PartnerRe Ltd . , a Bermuda exempted company (“ PartnerRe”), business development activities, including the timing of closing pending transactions, numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with PartnerRe’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and expected future performance (including expected results of operations and financial guidance), and the future growth opportunities, financial conditions, operating results, strategy and plans of each of PartnerRe and EXOR and other matters . Forward - looking statements may include terminology such as “anticipates,” “expects,” “intends,” “plans,” “forecasts,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “objective,” “goal,” “outlook,” “opportunity,” “tentative,” “remains,” “on track,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar terminology . These statements are based upon the current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent assumptions, risks and uncertainties, including, but not limited to, assumptions, risks and uncertainties discussed in PartnerRe’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in EXOR’s public announcements or filings with the Borsa Italiana which factors are incorporated herein by reference . Important factors that could cause actual results to differ materially from the forward - looking statements we make in this communication are set forth in other reports or documents that we file from time to time with the SEC, Consob or Borsa Italiana, and include, but are not limited to : (i) the ultimate outcome of any possible transaction between EXOR and PartnerRe including the possibilities that EXOR will not pursue a transaction with PartnerRe and that PartnerRe will reject a transaction with EXOR ; (ii) if a transaction between EXOR and PartnerRe were to occur, the ultimate outcome and results of PartnerRe, the ultimate outcome of EXOR’s pricing and operating strategy applied to PartnerRe and the ultimate ability to realize the anticipated benefits of the transaction ; (iii) the future financial condition, operating results, strategy and plans for PartnerRe ; ( iv) the effects of governmental regulation on the proposed transaction ; (v) ability to obtain regulatory approvals and meet other closing conditions to the transaction, including the necessary shareholder approvals, on a timely basis ; (vi) our ability to sustain and grow revenues and cash flow from, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the global markets ; (vii ) the impact of competition from other market participants ; and (viii ) the risks and uncertainties detailed by PartnerRe with respect to its business as described in its reports and documents filed with the SEC . All forward - looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement . EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward - looking statements or in connection with any use by any party of such forward - looking statements . Any forward - looking statements contained in this presentation speaks only as of the date of this presentation . EXOR undertakes no obligation to update or revise its outlook or forward - looking statements, whether as a result of new developments or otherwise

3 This presentation does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities . EXOR has filed a proxy statement (the “Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS Capital Holdings Limited (the “Special Meeting Proposals”) . This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . All such documents, when filed, are available free of charge at the SEC’s website (www . sec . gov) or by directing a request to EXOR through the investor contacts listed above .

4 EXECUTIVE SUMMARY (1/3) EXOR TRANSACTION SUPERIOR IN VALUE TO AXIS AT CLOSING AND IN FUTURE ▪ EXOR’s Binding all - cash offer of $137.50 per share is superior to the AXIS transaction : » Represents a 10 % premium to the implied value of the AXIS transaction 1 » Represents approximately 12% premium ( ca. $14.82) on pro forma TBVPS to PartnerRe shareholders 2 » EXOR cash deal delivers more certain value than AXIS share deal: – No risks related to large catastrophe losses, execution of complex integration process, equity market performance and challenging industry operating environment ▪ PartnerRe shareholders better off by accepting EXOR’s $ 137.50 per share in cash and reinvesting the proceeds in a basket of AXIS/PartnerRe (re)insurance peers: » Even using AXIS/PartnerRe’s own financial projections, AXIS deal value creation not sufficient to catch - up with returns achievable by taking EXOR’s upfront cash premium offer and reinvesting the proceeds at normal equity returns » PartnerRe shareholders who reinvest the cash proceeds in the industry will also capture any potential future upside from a rise in interest rates and/or improved pricing conditions. This is a superior alternative to receiving AXIS shares as it eliminates the merger execution risk while providing higher financial returns with greater diversification and lower volatility 1 - Based on AXIS’ unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXIS, if the AXIS Agreement is terminated) 2 – Based on pro forma tangible book value per share of $51 for the combined company as of 12/31/15 per 6/1/15 PartnerRe Investo r Presentation, multiplied by the exchange ratio of 2.18 plus the special dividend of $11.50

5 EXECUTIVE SUMMARY (2/3) UNREALISTIC AXIS/PARTNERRE VALUE AND BUSINESS PLAN ASSUMPTIONS ▪ AXIS/PartnerRe’s representation of the current and future value of their proposed transaction lacks credibility: » Assumes unrealistic multiple expansion based on a biased selection of peers that historically have significantly outperformed AXIS and PartnerRe » Double counts reserve redundancies » Sets unrealistic 2017 business plan targets for the combined AXIS/ PartnerRe entity: – Assumes over $60 million of pre - tax income from 3 rd party capital management in less than two years, more than 4x comparable initiatives successfully launched by industry peers in the past – Implies 64% growth in Primary Insurance Net Premium Earned (+$1.2 billion ), where PartnerRe has no operations and hence adds no capabilities to stand - alone AXIS platform 1 – Assumes to finance such growth with no additional capital, as more than 125% of the 2015 - 2017 cumulative operating earnings will be distributed to common shareholders EXOR TRANSACTION DELIVERS FULL VALUE, ABOVE COMPARABLE TRANSACTIONS ▪ EXOR offer delivers PartnerRe shareholders significant premium and stands at the top of comparable change - of - control transactions 2 : » P/TBV of 1.23x (the highest amongst the comparable transactions), while delivering all - cash consideration to PartnerRe shareholders (conversely, all previous transactions have significant share components) » 20% above the average PartnerRe share value under its own financial advisor fairness opinion 3 » 27% premium to the unaffected PartnerRe share price of $ 114.14 4 » 35% premium to the PartnerRe $107.54 per share value under the initial AXIS transaction agreement 5 1 – NPE growth calculated by projecting the same combined ratio achieved by AXIS in 2014 to the premiums earned in 2017 2 - Based on a PartnerRe valuation including the impact of $315mn termination fee and expense reimbursements 3 – Based on $121.54 Average of Credit Suisse Fairness Opinion Values. Source: AXIS/PartnerRe Form S - 4 Registration Statement fi led 6/1/15 4 – PartnerRe unaffected share price at closing 1/23/15 (last trading day prior to Initial AXIS Amalgamation announcement ) 5 – AXIS unaffected share price of $49.33 at closing 1/23/15 (last trading day prior to Initial AXIS Amalgamation announcement ) times 2.18 exchange ratio

6 EXECUTIVE SUMMARY (3/3) EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS ▪ Despite PartnerRe’s misrepresentation of the EXOR transaction and the scare tactics adopted to lure votes, preferred shareholders will decide in their best interest based on facts at the upcoming July 24 th Shareholders Meeting: » S&P affirmed EXOR and its investee companies are independently rated. EXOR capital structure will have no impact on preferred securities rating, or any other PartnerRe ratings 1 » The EXOR transaction gives preferred shareholders at closing exactly the same security they currently own (same terms and conditions, same rating, same tax treatment, same financial reporting) and prospectively a better security (lower initial leverage; more retained capital vs. AXIS transaction in future) with no merger integration risk » PartnerRe has repeatedly reported to its shareholders and to the media that “ Given EXOR’s current ratings and the meaningful additional debt contemplated in proposed transaction financing, there is considerable risk that the rating of preferred shares would be downgraded upon sale to EXOR ”. This statement is without merit and has not been endorsed by Standard & Poor’s » EXOR’s ownership would further enhance the financial security of PartnerRe preferred shares because of EXOR’s outstanding track record in operating portfolio companies, its $15 billion Net Asset Value coupled with a conservative capital structure (pro - forma LTV ratio of 20 - 25% after the proposed PartnerRe acquisition, expected to be reduced below 20% by end of 2016) and a strong investment grade rating reaffirmed by Standard & Poor's after the submission of the PartnerRe offer AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS ▪ The AXIS transaction is the result of a flawed process where the PartnerRe Board of Directors has shifted value from PartnerRe shareholders to AXIS shareholders: » Had EXOR not submitted its offer, PartnerRe shareholders would have been left with no alternative, other than accepting the AXIS deal at ( i ) a 6% discount to the then trading value of PartnerRe and (ii) a discount (and dilutive) to PartnerRe TBVPS » Since April, PartnerRe aggressively defended an inferior transaction with AXIS without giving full and fair consideration to EXOR’s clearly superior offer, which continues to be mischaracterized 1 – Please refer to slide 30 for an overview of EXOR’s conversations with Standard & Poor's

7 EXOR TRANSACTION SUPERIOR IN VALUE TO AXIS AT CLOSING AND IN FUTURE U NREALISTIC AXIS/P ARTNER R E VALUE AND BUSINESS PLAN ASSUMPTIONS EXOR TRANSACTION DELIVERS FULL VALUE , ABOVE COMPARABLE TRANSACTIONS EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS AGENDA

EXOR'S BINDING OFFER DELIVERS SUPERIOR VALUE FOR PARTNERRE COMMON SHAREHOLDERS AT CLOSING

PARTNERRE'S OFFER VALUE COMPARISON



$137.50[1]
+$12.33
+10%
$125.17
+$14.82
+12%
$122.68
EXOR's Binding Offer (All-Cash)
Unaffected Value[2]
Pro Forma TBVPS[3]
Revised AXIS transaction (~90% Stock)

- EXOR's Binding Offer of $137.50 per share represents a 10% premium to the implied unaffected value of the AXIS transaction[2]
- EXOR's Binding Offer delivers approximately $15 of additional TBVPS to PartnerRe shareholders

Full, immediate and guaranteed value to PartnerRe common shareholders at closing

1 - PartnerRe shareholders to continue to receive regular dividend until closing, in addition to the $137.50 per share they will receive at closing of the EXOR transaction
2 - Consists of 2.18 shares of AXIS and special dividend of $11.50 per PartnerRe share. Based on AXIS' unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXIS, if AXIS Agreement terminated)
3 - Equal to pro forma tangible book value per share of $51 for the combined company as of 12/31/15 per 6/1/15 PartnerRe Investor Presentation, multiplied by the exchange ratio of 2.18 plus the special dividend of $11.50

8

EXOR

ALL-CASH CONSIDERATION PROVIDES VALUE CERTAINTY COMPARED TO UNCERTAIN AXIS FUTURE SHARE PRICE

- EXOR's all-cash offer provides value certainty
- In contrast, the value of the AXIS transaction remains uncertain and is subject to many factors:
  - Realization of meaningful synergies
  - Execution of complex integration
  - Retention of key clients and employees
  - Potential for large catastrophe losses
  - Market risk
  - Impact of challenging operating environment
- Cash offer is particularly attractive when PartnerRe management projects earnings to decline

KEY OPERATING CHALLENGES

- Growing reinsurance industry capital base
- P&C reinsurance pricing still under pressure
- Increasing retention level by primary insurers
- Depletion of favorable reserve releases
- Continued low interest rate environment

PARTNERRE PROJECTED OPERATING EARNINGS[1] ($MN)


572
508
479
16%
2015E
2016E
2017E

1 - As per PartnerRe management projections published in the Form S-4 Registration Statement filed 6/1/2015, relating to the PartnerRe / AXIS Amalgamation Agreement

9

EXOR

VALUE ADVANTAGE OF EXOR'S BINDING OFFER SUSTAINED IN FUTURE

- **EXOR's all-cash Binding Offer delivers superior value to PartnerRe shareholders, both at closing and in the future**
- **Reinvesting the cash consideration from EXOR in (re)insurance peers or other equities at a market return would result in illustrative value of $162 by 2017 for PartnerRe shareholders**
  - **Well exceeding the value potential of the AXIS transaction, even using AXIS/PartnerRe own financial projections**
- **Reinvesting EXOR's cash proceeds in (re)insurance peers will also enable PartnerRe shareholders to retain upside (if any) from rising interest rates or improved industry pricing**

ILLUSTRATIVE FUTURE VALUE



$170
$150
$130
$110
$124
$139
$137
$150
$151
$162
Headline Value of EXOR's Binding Offer $137.50
Year-End 2015
Year-End 2016
Year-End 2017
AXIS Offer Value [1]
EXOR Binding Offer Value [2]

1 - AXIS offer value equal to estimated pro forma TBVPS for AXIS multiplied by the exchange ratio of 2.18 plus the special pre-closing dividend of $11.50, including any additional ordinary dividends PartnerRe shareholders will receive under the AXIS Transaction. Pro forma TBVPS at year-end 2016 and year-end 2017 reflects net income based on projections disclosed in Form S-4 Registration Statement filed 6/1/15, $200mn cost synergies phased in 50% in 2016 and 100% in 2017, pre-tax restructuring charge of $225mn (incurred 80% in Q4 2015 and 20% in 2016); excludes revenue dissynergies, upside from third party capital and incremental growth. All dividends compounded at 8.0% annual return based on estimated equity market return. All adjustments taxed at 16% assumed pro forma tax rate.
2 - Equal to EXOR's all-cash offer of $137.50 and two $0.70 PartnerRe quarterly dividends prior to assumed closing date of 12/31/2015. Expected value of EXOR's Binding Offer at year-end 2016 and year-end 2017 reflects 8.0% annual return based on estimated equity market return

10

11 EXOR TRANSACTION SUPERIOR IN VALUE TO AXIS ONE AT CLOSING AND IN FUTURE U NREALISTIC AXIS/ P ARTNER R E VALUE AND BUSINESS PLAN ASSUMPTIONS EXOR TRANSACTION DELIVERS FULL VALUE , ABOVE COMPARABLE TRANSACTIONS EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS AGENDA

12 AXIS/P ARTNER R E REPRESENTATION OF THE CURRENT AND FUTURE VALUE CREATION LACKS CREDIBILITY 1. Value upside greatly exaggerated » Assumes unrealistic multiple expansion based on a biased selection of peers that historically have outperformed AXIS and PartnerRe » Double counts reserve redundancies, given that they are already priced in PartnerRe trading multiple » Market already ascribed limited value to expected synergies, which will take years to emerge and will be further compromised by revenue attrition and loss of underwriting talent 2. Unrealistic 2017 business plan targets » Baseline ROE evolution of the combined entity inconsistent with industry trends » Assumes over $60 million of pre - tax income from 3 rd party capital management, more than 4x comparable initiatives launched successfully by industry peers in the past » Implies unrealistic growth in Primary Insurance (+64% in Net Premium Earned, equal to +$1.2 billion), where PartnerRe adds no market presence and capabilities compared to AXIS standalone platform 1 » Sets an unrealistic $20 million incremental underwriting pre - tax income target for the Life and A&H business » Assumes to finance such growth with no additional capital, as more than 125% 2 of 2015 - 2017 cumulative operating earnings will be distributed to common shareholders 3. Risk of multiple compression » Combined AXIS/PartnerRe entity will have higher volatility than AXIS on a standalone basis and a business mix more exposed to reinsurance (60% of reinsurance in the combined AXIS/PartnerRe vs. 46% AXIS standalone) » In the event AXIS P/TBV reverts to its 5 - years average 3 , PartnerRe shareholder value under the AXIS transaction will be $111 per share, vs. $137.50 per share all in cash under the EXOR transaction 1 – NPE growth calculated by projecting the same combined ratio achieved by AXIS in its Insurance Segment in 2014 to the premium s earned in 2017 2 – Based on ca. $3.7bn of distributed capital (includes $11.50 per share special dividend to PartnerRe shareholders, $750mn in additional capital distribution to common shareholders of the combined AXIS / PartnerRe entity immediately after closing, ca $2.2 billion in committed capital distribution through year - end 2017, equivalent to 100% of operating earnings, and ca. $190mn of ordinary dividends of both companies for the first 9 months of 2015) and $2.9bn of cumulated operating earnings of AXS / PRE combined for 2015 - 17, as per Form S - 4 Registration Statement filed 6/1/15 3 – AXIS 5 - year average P/TBV equals 0.89x

13 AXIS / P ARTNER R E VALUE UPSIDE GREATLY EXAGGERATED BY P ARTNER R E REASONABLE EXPECTATION P ARTNER R E MISCHARACTERIZATION    1.00x ~$103.00 1 At P/TBV of ~8.00 0 .00 ~$111.00 ??? ~$111.00 11.50 ~$122.50 ~$117.50 ~$120.50 ~$122.50 ~$125.50 ~$127.50 At P/TBV of 0.95x 0.975x 1.00x 1.025x 1.05x Total Illustrative Value to PRE Implied P/BV ▪ Recent trading history for both AXIS and PartnerRe suggest P/TBV multiples of ~1.00x ▪ PartnerRe’s reserve redundancies already priced in its trading multiple ▪ Cost synergies will take years to emerge and will be compromised by: ( i ) customary revenue attrition in mergers, (ii) loss of PartnerRe clients due to competing operations with AXIS and (iii) loss of underwriting talent ▪ In fact, value from expected synergies priced to - date by the market has been limited 0.94x 0.89x 0.92x 0.94x 0.96x 0.99x 1 – Calculated assuming a pro - forma TBVPS of $51 (as per PartnerRe presentation dated 6/1/2015), after applying the 2.18x exchan ge ratio and excluding $750mn of capital (ca. $8 per share) to be returned by the combined AXIS / PartnerRe post - closing

14 AXIS / P ARTNER R E REASONABLY EXPECTED TO TRADE AROUND 1.00x P/TBV AXIS / P ARTNER R E VS . T HEIR O WN S ELECTED P EERS 1 1 - Includes: ACE, ACGL, AGII, AHL, AWH, ENH, MRH, RE, RNR, VR, XL; P/TBV as of 6/9/15 (AXS unaffected at 5/5/15, PRE unaffected at 4/13/15 and MRH unaffected at 12/10/14) 2 – Earnings volatility based on annual net income from 2010 to 2014 and calculated as the standard deviation divided by the ave rage 3 – Adjusted book value per share growth reflects accumulated dividends per share ▪ AXIS and PartnerRe have historically traded at a discount to reinsurance peers ▪ At announcement of the initial transaction, AXIS and PartnerRe traded at 1.01x and 1.03x P/TBV, respectively ▪ PartnerRe’s expectation of a re - rating of the pro forma business to 1.16x P/TBV is based on a biased selection of peers that historically have significantly outperformed PartnerRe and AXIS - 20% 40% 60% 80% 100% 120% 5% 6% 7% 8% 9% 10% 11% 12% 13% 14% 15% Size Represented by P/TBV Multiple , Boxes State P/TBV Multiple Quadrant Average 5 - Year Earnings Volatility 2 5 - Year Adjusted BVPS Compounded Annual Growth 3 1.07x 1.02x 1.33x 1.05x AXS – PRE Combined High volatility Low growth Low volatility Low growth High volatility High growth Low volatility High growth

15 1 - Calculated as the AXIS daily closing share price multiplied by the 2.18x exchange ratio ▪ From January 26, 2015 (the day after the announcement of the initial PartnerRe / AXIS transaction) to April 13, 2015 (the day before the announcement of EXOR’s initial proposal) PartnerRe average share price under the Initial AXIS Agreement 1 was $112.22 per share ▪ The $112.22 average share price represented a 2% discount to the PartnerRe unaffected share price of $114.14 on January 23, 2015 ‒ the last trading day before the announcement of the initial AXIS transaction THE MARKET ASCRIBED LIMITED VALUE TO SYNERGIES IN THE PROPOSED AXIS TRANSACTION IMPLIED P ARTNER R E SHARE PRICE BASED ON AXIS AGREEMENT $107.00 $109.00 $111.00 $113.00 $115.00 $117.00 1/26/15 2/6/15 2/17/15 2/28/15 3/11/15 3/22/15 4/2/15 4/13/15 PartnerRe share price of $114.14 on January 23, 2015 Average PartnerRe implied share price of $112.22 under the initial AXIS Agreement

2017 BUSINESS PLAN TARGETS OF THE COMBINED AXIS/PARTNERRE ENTITY NOT REALISTIC (1/3)

	'17 Operating RoE	Key questions not addressed
Combined Standalone (excl. repurchases) 2017[2] (Slide 19)	Street est.:[1] 2017E= 7.0% ~8.6%	• How can combined AXIS/PartnerRe improve its standalone ROE in a market environment where industry participants and equity analysts expect RoE to decline over the next 2 years?
Net Synergies[3]	~1.4%	• From conversations with industry participants, EXOR understands that most of PartnerRe clients compete with AXIS Primary Insurance operations and may decide to decrease business ceded to the combined AXIS/PartnerRe: - How much business and clients will PartnerRe lose as a consequence of AXIS competing with PartnerRe's own clients? • How will the aggressive cost cutting (ca. 19% of combined cost basis) affect PartnerRe operations and its ability to retain underwriting talent? • How much of the reinsurance premiums will be lost because of client and broker willingness to reduce exposure and counterparty risk to the combined entity?

1 -Based on I/B/E/S estimates for AXIS and PartnerRe, including impact of ordinary dividends; reflects purchase GAAP adjustments; excludes impact of capital management, synergies, third party capital and incremental growth
2 - As per AXIS presentation dated 6/1/2015: figure excludes any synergies or repurchase activity from 3Q15 closing to YE2017. Includes impact of regular dividends
3 - As per AXIS presentation dated 6/1/2015: represents net effect on Operating RoE from $200mm of synergies, phased in 50% in 2016 and 100% in 2017. All adjustments subject to an assumed pro forma tax rate of 16.0%.

16

EXOR

2017 BUSINESS PLAN TARGETS OF THE COMBINED AXIS/PARTNERRE ENTITY NOT REALISTIC (2/3)

	'17 Operating RoE	Key questions not addressed
Capital Management[3]	~1.0%	• The AXIS/PartnerRe combined entity will distribute in 2015 ca. \$1.55bn[1], equal to ~155% of 2015E combined operating earnings[2]: - What are the sources of this capital distribution in excess of operating earnings? - How risky will the resulting capital structure be? - How is this a merger benefit? Companies could do on standalone basis • After closing and through year-end 2017, AXIS/PartnerRe will distribute additional \$2.2bn, equal to 100% of combined operating earnings: - Why is AXIS/PartnerRe capital distribution policy so much more aggressive than their peers? - What capital is going to finance the AXIS/PartnerRe growth initiatives contemplated in the 2017 business plan? - What are the risks that such an undercapitalized company will present to clients/brokers, rating agencies, regulators and common/preferred shareholders?
3rd Party Capital[4]	~0.7%	• Both AXIS and PartnerRe are currently marginal players in 3rd party capital management, with less experience and less sophisticated products capabilities than most of their peers: - How realistic is that the combined AXIS/PartnerRe will outperform competition with longer history and deeper experience in 3rd party capital management in such a very short timeframe? - What are AXIS/PartnerRe competitive advantages and distinct capabilities in a very crowded fundraising market?

Slide 20

1 - Includes \$11.50 per share special dividend (~\$560mn) to PartnerRe common shareholders, \$750mn in capital distribution to common shareholders of the combined AXIS / PRE, and ordinary dividends of both companies to their common shareholders
2 - Based on projections for PartnerRe and AXIS operating earnings disclosed in Form S-4 Registration Statement filed 6/1/15
3 - As per AXIS presentation dated 6/1/2015: represents return of 100% of operating earnings, plus return of \$750mm post-closing
4 - As per AXIS presentation dated 6/1/2015: represents net effect on Operating RoE from over \$60mm of pre-tax income from third-party capital vehicles. \$150mm in freed up capital used to repurchase shares on 12/31/2016

17

EXOR

2017 BUSINESS PLAN TARGETS OF THE COMBINED AXIS/PARTNERRE ENTITY NOT REALISTIC (3/3)

	'17 Operating RoE	Key questions not addressed
Income Growth[1]	~0.6%	• The AXIS/PartnerRe 2017 business plan assumes $50mn of incremental Primary Insurance pre-tax underwriting income in 2017, implying ~64% growth in Net Premium Earned (+$1.2 billion): - How realistic are these targets given that PartnerRe has no insurance operations and hence adds no market presence? - Why were these targets not achievable by AXIS on a standalone basis? • The AXIS/PartnerRe business plan assumes new sources of incremental growth through expansion into new geographies (e.g. Latam, Middle East): - Given the importance of building infrastructure and client proximity in Primary Insurance, what will be the required investments for these new market entries? - How many years to break-even? How many years to earn returns in line with cost of capital? • In an environment where excess capital is shifting to Primary Insurance and other companies are looking to achieve scale in Primary Insurance on a global basis through M&A (e.g. XL/Catlin, Allied World acquisition of RSA Hong Kong and Singapore operations), how realistic and profitable will be a business plan focused mainly on aggressive organic growth in Primary Insurance? • Which actions will be undertaken in the Life and A&H business to deliver $20mn of incremental pre-tax underwriting income in 2017? • Given that more than 125% of 2015-17 operating earnings are being distributed to common shareholders, how will this aggressive growth in Primary Insurance and Life and A&H be financed?

Slide 21

1 - As per AXIS presentation dated 6/1/2015: Represents incremental $50mm of insurance pre-tax underwriting income and incremental $20mm of Life and A&H pre-tax underwriting income in 2017

18

EXOR

AXIS/PARTNERRE COMBINED STANDALONE OPERATING ROE LACKS CREDIBILITY IN CURRENT MARKET ENVIRONMENT


AXIS/PARTNERRE COMBINED STANDALONE OPERATING ROE (%)
AXIS/PARTNERRE TARGETS[1]
STREET VIEW[2] ON AXIS/PARTNERRE COMBINED ENTITY
Δ AXS/PRE TARGET vs. STREET VIEW
STREET VIEW ON SELECTED PEERS[3]
2015E
2017E
7.9
8.6
8.2
7.0
-30 bps
+160 bps
9.3
9.2
Δ 2017 vs. 2015
+70 bps
-120 bps
+190 bps
-10 bps

1 - Based on management estimates as disclosed in Form S-4 Registration Statement filed 6/1/15 and AXIS/PartnerRe 6/1/15 investor presentation. Excludes impact of capital management, synergies, third party capital and incremental growth
2 - Based on I/B/E/S estimates for AXIS and PartnerRe, including impact of ordinary dividends; reflects purchase GAAP adjustments; excludes impact of capital management, synergies, third party capital and incremental growth; 8.2% figure reflects estimated pro forma ROE for 4Q15
3 - I/B/E/S estimates for selected peers: ACE, ACGL, AGII, AHL, AWH, ENH, MRH, RE, RNR, VR, and XL

19

EXOR

20 AXIS/P ARTNER R E OVER $60MN PRE - TAX INCOME FROM 3 RD PARTY CAPITAL VEHICLES IN 2017 IS UNREALISTIC ▪ Launched Alternative Capital operations 1 in 2008 ▪ Enjoyed a more favorable capital raising environment ▪ Exploited first - mover advantage ▪ Secured some of the best talent in the industry ▪ Under these favorable conditions: – After 2 years (same time horizon of AXIS/PartnerRe business plan), had $14.0mn of net operating earnings – In 2014 (after 7 years), reached $38.6mn net operating earnings Net Operating Earnings of Validus ’ AlphaCat ($ mn ) 14.0 26.2 43.1 45.2 38.6 > 60.0 2008 2009 2010 2011 2012 2013 2014 Validus Business Case VALIDUS BUSINESS CASE – A SUCCESS STORY IN THIRD - PARTY CAPITAL M ANAGEMENT Launch phase AXIS/PartnerRe is planning to achieve in 2 years ca. 4x the net operating earnings that Validus realized in the same period (and 1.5x the size of its current, 7 - year old business), in a more difficult industry environment and crowded fundraising market 1 - AlphaCat Managers, Ltd. was formed in 2008 AXS/PRE pre - tax earnings target in 2017 (2 years after launch)

AXIS/PARTNERRE INCREMENTAL GROWTH IN 2017 NOT REALISTIC

AXIS/PartnerRe target
$50mn pre-tax incremental underwriting income in Primary Insurance by 2017

INSURANCE: CURRENT ('14) AND REQUIRED ('17) NPE[1]



1,831
+64%
2,994
2014
2017

	2014		2017	
Combined Ratio[1]	95.7%	Benefited from a very light CAT year	95.7%	Each 100bps of combined ratio deterioration (eg. because of normal CAT levels or reserve release depletion) will negatively impact pre-tax underwriting income by $30 million
Pre-Tax UW Income ($mn)	79	+$50mn	129	

- How to achieve 64% growth in Primary Insurance Net Premium Earned ("NPE")?
  - PartnerRe adds no market presence to the AXIS standalone platform
  - Very tough competition to acquire profitable underwriting premium in Primary Insurance (particularly from Reinsurers willing to diversify into Insurance)
  - Challenging pricing conditions
- How to achieve the $20 million incremental pre-tax underwriting income target in the Life and A&H business by 2017?
  - PartnerRe had in 2014 only $13 million of pre-tax underwriting result ($1.2 billion NPE; 98.9% combined ratio)
  - AXIS had in 2014 only $0.3 billion NPE (no combined ratio disclosed)

Which capital is going to finance this growth given that more than 125% of the 2015-17 AXIS/PartnerRe operating earnings will be distributed to common shareholders?

1 - Based on AXIS Insurance segment premiums; assumes 2017 CR in line with 2014 CR of 95.7%

21

EXOR

22 RISK OF MULTIPLE COMPRESSION FOR THE COMBINED AXIS / P ARTNER R E H ISTORICAL V OLATILITY VS . R EINSURANCE B USINESS M IX 2010 – 2014 Volatility 1 Reinsurance Business Mix 2 1 – Earnings volatility based on annual net income from 2010 to 2014 and calculated as the standard deviation divided by the ave rage 2 – Based on 2014 reported gross premiums written - 20% 40% 60% 80% 100% 120% 140% - 20% 40% 60% 80% 100% Size Represented by P/TBV Multiple AXS Standalone AXS – PRE Combined XL AGII MRH ENH AHL ACE AWH ACGL RE RNR VR ▪ The combined AXIS / PartnerRe will have higher volatility than AXIS on a standalone basis, leading to a higher cost of capital ▪ The combined AXIS / PartnerRe will have also a business mix that consists of 60% Reinsurance vs. AXIS’ standalone of 46% ▪ Both factors will lead to risk of P/TBV multiple compression

23 0.55x 0.70x 0.85x 1.00x 1.15x 5/5/10 5/5/11 5/5/12 5/5/13 5/5/14 5/5/15 AXIS Average P/TBV: 0.89x Source: Capital IQ and Company Filings 1 – AXIS through 5/5/2015 (last trading day prior to takeover speculation for AXIS, if the AXIS Agreement Is terminated) 2 - As per PartnerRe presentation dated 6/1/2015, TBV as of 12/31/2015 3 – Represents AXIS share price multiplied by the exchange ratio of 2.18x + the pre - close special dividend of $11.50 per share IF AXIS P/TBV REVERTS TO ITS 5 - Ys AVERAGE, P ARTNER R E SHAREHOLDERS WILL RECEIVE $111 PER SHARE UNDER THE AXIS TRANSACTION AXIS P/TBV – L AST 5 Y EARS THROUGH M AY , 5 2015 1 1.02x Under the AXIS transaction, PartnerRe shareholders will receive securities with a diluted TBVPS of ~$51 2 : ▪ Using the AXIS P/TBVPS multiple as of 5/5/15, PartnerRe shareholders receive AXIS shares worth ~$52 each, resulting in ~$125 3 of value in exchange for each PartnerRe share ▪ Using the AXIS average P/TBVPS multiple over the past 5 years, PartnerRe shareholders receive AXIS shares worth ~$45 each, resulting in ~$111 3 of value in exchange for each PartnerRe share ▪ EXOR’s all - cash $137.50 per share offer represents a 10% premium to the AXIS offer as of 5/5/15 3 and a 24% premium to the AXIS offer based on a 5 - year historical P/TBVPS multiple AXIS own - selected p eer average: P/TBV: 1.16x. AXIS never traded at these levels over the past 5 years

24 EXOR TRANSACTION SUPERIOR IN VALUE TO AXIS ONE AT CLOSING AND IN FUTURE U NREALISTIC AXIS/ P ARTNER R E VALUE AND BUSINESS PLAN ASSUMPTIONS EXOR TRANSACTION DELIVERS FULL VALUE , ABOVE COMPARABLE TRANSACTIONS EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS AGENDA

EXOR TRANSACTION VALUES PARTNERRE AT $145 PER SHARE, AT 27% PREMIUM TO PARTNERRE $114 UNAFFECTED SHARE PRICE

		$ per share
	EXOR's cash at closing	**$137.50**
+	Ordinary dividends to PartnerRe shareholders[1]	**$1.40**
	Value to PartnerRe shareholders	**$138.90**
+	Breakup fee and expenses reimbursement[2] (value to AXIS shareholders)	**$6.39**
	Total PartnerRe valuation under EXOR transaction	**$145.29**
Vs.	PartnerRe implied value under the initial AXIS transaction[3]	$107.54
	EXOR's binding offer premium	35%
Vs.	PartnerRe unaffected share price[4]	$114.14
	EXOR's binding offer premium	27%
Vs.	PartnerRe TBVPS as of 3/31/15	$118.40
	P/TBV	1.23x

- **This value will be paid by EXOR to AXIS shareholders because of the PartnerRe Board decision to protect the inferior AXIS transaction through an outsized break-up fee**
- **Had the PartnerRe Board conducted a proper market process, respectful of its shareholders, EXOR would have been able to pay this value to PartnerRe shareholders**
- **Any other potential acquirer for PartnerRe - other than AXIS - would have to consider the ~$6.4 per share break-up fee in its value assessment of the transaction**

1 - Equal to two $0.70 PartnerRe quarterly dividends prior to assumed closing date of 12/31/2015
2 - Based on $315m of termination fees and expense reimbursement and 49.3mn PartnerRe fully diluted shares
3 - Consists of 2.18 shares of AXIS. Based on AXIS' unaffected closing share price of $49.33 on 1/23/15 prior to the initial AXIS Amalgamation announcement
4 - PartnerRe unaffected share price at closing 1/23/15 (last trading day prior to initial AXIS Amalgamation announcement)

25

EXOR

EXOR'S BINDING OFFER ABOVE PRECEDENT INSURANCE TRANSACTION MULTIPLES FOR CHANGE OF CONTROL

	PartnerRe Metric	AXIS / PARTNERRE: Initial AXS / PRE MoE	AXIS / PARTNERRE: Revised AXS / PRE MoE	COMPARABLE TRANSACTIONS: ENH / MRH	COMPARABLE TRANSACTIONS: RenRE / PTP	COMPARABLE TRANSACTIONS: Markel / Alterra	COMPARABLE TRANSACTIONS: Alleghany / TransRe	COMPARABLE TRANSACTIONS: PRE / Paris Re	EXOR Offer[3]
		1/26/15	5/4/15	3/31/15	11/24/14	12/19/12	11/21/11	7/5/09	5/12/15
DEAL VALUE ($BN)		5.4	6.2	1.8	1.9	3.1	3.4	2.0	7.2
PREMIUM TO UNAFFECTED	$114.14[1]	(6%) +33pp	10% +17pp	19% +8pp	24% +3pp	34% -7pp	36% -9pp	35% -8pp	27%
P/TBV[2]	$118.40	0.94x +0.29x	1.06x +0.17x	1.21x +0.02x	1.13x +0.10x	1.09x +0.14x	0.86x +0.37x	1.04x +0.19x	1.23x
% CASH / STOCK		0 / 100	9 / 91	25 / 75	61 / 39	32 / 68	24 / 76	17 / 83	100 / 0

Highest P/TBV of the peer group

EXOR's 27% premium to unaffected PartnerRe share price and 23% premium to TBV fairly values any potential reserve redundancies (which were already priced in the PartnerRe $114.14 unaffected share price)

1 - PartnerRe unaffected share price at closing 1/23/2015 (last trading day prior to initial AXIS Amalgamation announcement)
2 - P/TBV calculated on 3/31/2015, consistently with other comparable transactions
3 - Based on a PartnerRe valuation including two quarters of ordinary dividends and $315mn termination fee and expense reimbursements
Note: XL/Catlin transaction is not comparable because Catlin has ca. half of its business on the Lloyds market (which enjoys an average 1.7x P/TBV multiple) and ca. 2/3 of its business in Primary Insurance; premium to unaffected Catlin price was 23%, below EXOR's 27% premium

26

EXOR

27 $120.95 $97.21 $120.41 $113.22 $115.85 $110.75 $133.22 $116.65 $144.50 $135.86 $128.05 $121.83 $90.00 $100.00 $110.00 $120.00 $130.00 $140.00 $150.00 EXOR’S BINDING OFFER AT 20% PREMIUM TO AVERAGE P ARTNER R E SHARE PRICE VALUE UNDER ITS OWN FINANCIAL ADVISOR’S FAIRNESS OPINION Credit Suisse (PartnerRe financial advisor) fairness opinion 1 : V aluation ranges expressed in share price terms Selected Publicly Traded Companies Discounted Cash Flow (2015E – 2017E) Discount Rate: 6.0% – 7.0% Terminal Value: 1.00x – 1.10x Tang. Book Value Price / 2015E Earnings (Street) EPS Multiple: 10.0x – 12.0x 2015E EPS of $9.72 Price / 2015E Earnings (Management) EPS Multiple: 10.0x – 12.0x 2015E EPS of $12.04 Price / 2016E Earnings (Management) EPS Multiple: 10.0x – 12.0x 2016E EPS of $11.32 Price / Diluted Book Value BV Multiple: 0.95x – 1.05x 9/30/14 BVPS: of 121.95 Price / Diluted Tangible Book Value TBV Multiple: 1.00x – 1.10x 9/30/14 TBVPS: of 110.75 1 – As per AXIS/ PartnerRe Form S - 4 Registration Statement filed 6/1/15 2 – Includes cash consideration of $137.5, $1.4 of ordinary dividends cashed - in until closing, and impact of $315mn termination fee and expen se reimbursements 3 – Includes $315mn termination fee and expense reimbursements 4 – As of 3/31/2015, PartnerRe BVPS equal to $129.86, TBVPS equal to $118.40. 2015E EPS consensus estimates for PartnerRe as of 6/9/2015 equal to $10.08 Total PartnerRe valuation under EXOR transaction Average of Credit Suisse Fairness Opinion Values (including value of reserve redundancies) +20% $145.29 2 $121.5 Value to PartnerRe shareholders Breakup fee (Value to AXIS shareholders 3) $138.90 $6.39 Even after adjusting for PartnerRe’s 1 st quarter results and current “street” earnings estimates 4 , EXOR transaction still values PartnerRe more than $20 above fair value

28 EXOR TRANSACTION SUPERIOR IN VALUE TO AXIS ONE AT CLOSING AND IN FUTURE U NREALISTIC AXIS/ P ARTNER R E VALUE AND BUSINESS PLAN ASSUMPTIONS EXOR TRANSACTION DELIVERS FULL VALUE , ABOVE COMPARABLE TRANSACTIONS EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS AGENDA

29 KEY FACTS FOR PREFERRED SHAREHOLDERS ▪ S&P affirmed EXOR and its investee companies are independently rated. EXOR capital structure will have no impact on preferred securities rating , or any other PartnerRe ratings 1 ▪ The EXOR transaction gives preferred shareholders at closing exactly the same security they currently own (same terms and conditions, same rating, same tax treatment, same financial reporting) and prospectively a better security (lower initial leverage; more retained capital vs. AXIS transaction in future) with no merger integration risk ▪ PartnerRe has repeatedly reported to its shareholders and to the media that “ Given EXOR’s current ratings and the meaningful additional debt contemplated in proposed transaction financing, there is considerable risk that the rating of preferred shares would be downgraded upon sale to EXOR ”. This statement is without merit and has not been endorsed by Standard & Poor's Despite PartnerRe misrepresentation of EXOR transaction and the scare tactics adopted to lure votes, PartnerRe preferred shareholders will vote in their best interest based on facts at the upcoming July 24 th Shareholders Meeting 1 – Please refer to slide 30 for an overview of EXOR’s conversations with Standard & Poor's

PartnerRe under EXOR ownership actually enhances security of preferred shareholders

	As Presented by PartnerRe on June 1st			Corrected
	PRE Standalone	AXS Standalone	AXS-PRE MergeCo	PRE Under EXOR Ownership
Long-Term Rating (S&P)	A- (Stable Outlook)	A- (Stable Outlook)	Anticipate A-	Anticipate A-
Preferred Rating (S&P)	BBB	BBB	Anticipate BBB	Anticipate BBB
Financial Strength Rating (AM Best / S&P)	A+ / A+	A+ / A+	Anticipate A+ / A+	Anticipate A+ / A+
Pro Forma Senior Debt	$0.8bn	$1.0bn	$1.9bn	$0.8bn
Equity Capitalization (3/31/2015)	$7.3bn	$6.0bn	$12.9bn	$7.3bn
Pro Forma (Debt & Preferred) / Total Capitalization	20.7%	23.0%	23.1%	20.7%[2]
Earnings Volatility	98%	57%	71%	98%
2017E Earnings Before Preferred Share Dividends	$536mm	$553mm	$1,266mm	$536mm

24.3% after $750mn payout[1]

2017E earnings unrealistic and to serve a much bigger financial debt level ($1.9bn) than PartnerRe standalone ($0.8bn)

Standard & Poor's ("S&P"), the rating agency, has affirmed that EXOR is rated as an Investment Holding Company and therefore EXOR's rating and the ratings of its investee companies are independent of one another. EXOR's debt is not attributed to its investee companies, and the debt of its investee companies is not attributed to EXOR. These statements have been reviewed and affirmed by S&P

Calculations publicized by PartnerRe which purport to aggregate the debt of EXOR and its investee companies are therefore wrong and do not follow S&P's rating methodology

EXOR's capital structure will have no impact on PartnerRe preferred shares rating

1 - Based on preliminary pro forma consolidated balance sheet in S-4 as of 3/31/15, including additional $750mn capital distribution to common shareholders immediately post-closing
2 - Based on $6.8bn common equity value from EXOR acquisition and PartnerRe debt adjusted for fair market value per the S-4

30

EXOR

EXOR'S TRANSACTION SUPERIOR FOR PREFERRED SHAREHOLDERS (1/2)

=	**MAINTAINS CURRENT TERMS AND RIGHTS**	▪ S&P affirmed EXOR and its investee companies are independently rated. EXOR capital structure will have no impact on preferred securities rating, or any other PartnerRe ratings[1] ▪ After the EXOR transaction, PartnerRe preferred equity securities will remain outstanding with same rating and current terms, rights and continued listing, registration and reporting requirements under the Exchange Act (including continued reporting under US GAAP on a quarterly basis)
=	**SAME TAX TREATMENT**	▪ No difference in tax treatment to Preferred holders between the EXOR Transaction and the AXIS Transaction
+	**SUPERIOR FINANCIAL STRENGTH AND CREDITWORTHINESS**	▪ The transaction proposed by EXOR will have no impact on the existing financial strength of PartnerRe; no new debt will be incurred by PartnerRe, no extraordinary dividend will be paid: – At closing, PartnerRe will have a lower leverage under the EXOR transaction (20.7%)[2] compared to the AXIS transaction (24.3%)[3] – In fact, under the AXIS transaction: (i) PartnerRe is to pay ca. $560mn special cash dividend, or $11.50 per share, at closing and (ii) by the end of 2015, combined AXIS/PartnerRe will have distributed $1.55 billion to common shareholders, or 155% of their expected 2015 operating earnings – Conversely, EXOR is expected to finance its proposed PartnerRe transaction with approximately $3.5bn of additional long-term maturity debt at EXOR holding level, whose annual interest costs of approx. $100mn are a small fraction of the over $500mn average yearly capital distribution made by PartnerRe to its common shareholders over the past 4 years

Same treatment of the preferred shares as under the AXIS agreement, but in a stronger and safer company

1 - Please refer to slide 30 for an overview of EXOR's conversations with Standard & Poor's
2 - Based on $6.8bn common equity value from EXOR acquisition and PartnerRe debt adjusted for fair market value per the S-4
3 - Based on preliminary pro forma consolidated balance sheet in S-4 as of 3/31/15, including additional $750mn capital distribution to common shareholders immediately post-closing

31

EXOR

32 EXOR’S TRANSACTION SUPERIOR FOR PREFERRED SHAREHOLDERS (2/2) 1 - EXOR Net Asset Value as of 5/26/2015 + EXOR O WNERSHIP A PLUS ▪ EXOR has an outstanding track record of managing its portfolio companies and creating value for all shareholders and stakeholders ▪ EXOR has a conservative capital structure with a Loan - To - Value of 20 - 25% (pro - forma for the proposed PartnerRe acquisition, and expected to decrease below 20% by 2016), and a strong investment grade rating reaffirmed by Standard & Poor’s after the submission of the PartnerRe proposal ▪ EXOR has significant financial resources with $15 billion NAV 1 (significantly higher than the combined AXIS / PartnerRe equity balance sheet) and, over the past 100 years, a successful track record of consistently supporting its portfolio companies when needed Same treatment of the preferred shares as under the AXIS agreement, b ut in a stronger and safer company N O M ERGER I NTEGRATION RISK ▪ No change to PartnerRe business strategy, senior management, brand under the EXOR transaction ▪ Conversely, complex integration risk under the AXIS transaction, which may lead to client and underwriting talent losses + S UPERIOR FINANCIAL STRENGTH AND CREDITWORTHINESS ( CONT ’ D ) ▪ EXOR to bolster PartnerRe’s future financial strength with more conservative capital distribution policy: ‒ Conversely, combined AXIS/ PartnerRe will pay more than $3.7bn to common shareholders in 2015 - 17, equivalent to more than 125% of future operating earnings, adopting a capital distribution policy far more aggressive than most of its peers +

LEVERAGE AT EXOR LEVEL REMAINS AT A PRUDENT 20-25% LOAN-TO-VALUE

€ mn	26 May 2015		Pro-forma	
GAV	**15,327**	**100%**	**18,505**	**100%**
of which:				
FIAT Chrysler Automobiles (incl. Ferrari) - *Listed*	6,467	42%	6,467	35%
PartnerRe	571	4%	6,179	34%
Cushman & Wakefield	1,169	8%	0	0%
CNH Industrial - *Listed*	2,999	19%	2,999	16%
Other investments and Treasury stock	2,238	15%	2,238	12%
Cash & Cash Equivalents	1,883	12%	622	3%
-o/w Cash/Time Deposits	*658*		*622*	
- o/w Cash equivalents	*1,225*		*0*	
Gross Debt	**(1,690)**		**(4,868)**	
Old Debt	(1,690)		(1,690)	
Additional Debt to acquire PartnerRe	0		(3,178)	
Holding Costs over 10 years	**(170)**		**(170)**	
EXOR NAV	**13,467**		**13,467**	
EXOR Net Financial Position	**193**		**(4,246)**	
Loan-To-Value ratio %	**7.0%**		**23.7%**	

Figures may not add due to rounding

- EXOR will maintain a cash buffer in its portfolio after transaction is accomplished
- Of the $4.75bn of committed financing, ca. $1.3bn will not be required because the recently announced agreement to sell Cushman & Wakefield
- The remaining $3.5bn (€3.2bn) will be refinanced through a combination of long-term debt instruments and financial asset disposals
- EXOR targets an LTV ratio below 20% by the end of 2016

26 May 2015
GAV €15.3bn[1,2]



1.883
12%
2.238
15%
CNH
2.999
19%
1.169
8%
571
4%
6.467
42%
FCA

Pro-forma
GAV €18.5bn[1,2]



622
3%
2,238
12%
2,999
16%
CNH
PartnerRe[3]
6,179
34%
6,467
35%
FCA
FCA
PartnerRe
C&W
CNH Industrial
Other investments and Treasury stock
Cash & Cash Equivalents

[1] *Process to spin-off and list Ferrari is ongoing*
[2] *Figures may not add due to rounding*
[3] *PartnerRe €6.179bn =€571mn (closing prices of 9.9% of PRE in EXOR portfolio) plus €5.607bn (90.1% of $6.8bn) assuming 1.0926 EURUSD (exchange rate as of May 26, 2015)*

33

EXOR

34 S&P AFFIRMED EXOR’S “BBB+” CREDIT RATING AFTER PROPOSED ACQUISITION OF PartnerRe “ EXOR has a track record of prudent leverage, and a limited tolerance for net debt at the holding company level. ” “ We view EXOR’s management and governance as “strong” under our criteria. EXOR’s track record of conservative financial policy also underpins its strong management and governance, in our view. ” “The acquisition would likely improve the credit quality of EXOR’s portfolio of assets, it would also improve EXOR’s portfolio diversification by business sector.” “We anticipate that EXOR’s financial policy will remain conservative and that debt leverage at its operating subsidiaries will likely remain nonrecourse to, and not cross - defaulted with, EXOR’s debt” “We would revise the outlook [from “negative”] to “stable” if EXOR’s LTV comfortably remained below 20%. This would happen if EXOR was able to finance a significant part of the acquisition through asset disposals 1 ” Standard & Poor’s April 17, 2015 1 – following the affirmation of Standard & Poor's BBB+ rating, EXOR announced on May 11, 2015 an agreement to sell Cushman & Wakefield in a transaction that will generate approximately $1.3 billion cash for EXOR. These resources will be used to finance the PartnerRe acquisition, in line with Standard & Poor's indications

35 EXOR TRANSACTION SUPERIOR IN VALUE TO AXIS ONE AT CLOSING AND IN FUTURE U NREALISTIC AXIS/ P ARTNER R E VALUE AND BUSINESS PLAN ASSUMPTIONS EXOR TRANSACTION DELIVERS FULL VALUE , ABOVE COMPARABLE TRANSACTIONS EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS AGENDA

THE INFERIOR AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS

DECEMBER / JANUARY

The process has flaws from inception

- PartnerRe Board approached single party to seek combination, agreeing to a transaction within one week
- Deal with AXIS priced at $107.54 per share, a 6% discount to PartnerRe's unaffected share price of $114.14
- PartnerRe Board couched sale of Company as an MOE to justify lower value, but AXIS management to fill CEO, CFO and other key senior management positions
- Agreed to aggressive deal protection mechanics with AXIS, including an outsized $285mn break fee and expense reimbursement
- PartnerRe management apparently excluded from key decision process
- Transaction Committee of three non-executive directors designed process that led to PartnerRe's CEO resigning immediately upon the announcement of the AXIS transaction, leaving shareholders with an outside director (and a member of the Transaction Committee) being named as interim CEO
- Interim CEO given material bonuses tied to closing of AXIS Agreement; other two Transaction Committee members with personal economic benefits tied to the AXIS Agreement

APRIL 14 TO MAY 4

EXOR tried to negotiate on friendly terms but PartnerRe would not engage bilaterally or grant due diligence

- On April 14, EXOR submitted initial all-cash offer valuing PartnerRe at $130 per share
- AXIS and PartnerRe Transaction Committee jointly approved highly unusual "waiver" process to circumvent topping procedures in AXIS agreement
- EXOR engaged in good faith with PartnerRe Board, satisfying all queries while receiving no due diligence information
- Instead of negotiating with EXOR, PartnerRe used the waiver process to renegotiate with AXIS
- AXIS / PartnerRe acknowledged superiority of EXOR's offer by announcing Revised Transaction involving $11.50 PartnerRe pre-close special dividend
- Revised Transaction increased break fee by $30mn, 11% of the $270mn of incremental value to PartnerRe shareholders
- PartnerRe Chairman on record publicly stating that competing bidders "should have the good sense to stay away"

36

EXOR

THE INFERIOR AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS

SINCE MAY 12

EXOR has provided a clear path for shareholders and calls for PartnerRe to treat its shareholders fairly regarding vote solicitation for the AXIS transaction

- **On May 12, EXOR submitted revised all-cash Binding Offer of $137.50**
- **EXOR Binding Offer represented $370mn increase vs. initial EXOR offer, further widening value gap when compared to $270mn of incremental value provided to PartnerRe shareholders by the revised AXIS Agreement**
- **EXOR Binding Offer also included more favorable contract terms to PartnerRe than AXIS Revised Transaction**
- **On May 20, PartnerRe Board attempted to create impression of openness by offering engagement, but again only through a "waiver" circumventing topping procedures in the AXIS Agreement**
- **On May 21, EXOR offered to engage in good faith with PartnerRe to further improve deal certainty, in compliance with the AXIS Agreement procedures**
- **On May 22, PartnerRe Board concluded EXOR's price and terms were unacceptable. The Company is proceeding to shareholder approval of deal with AXIS, but has not disclosed record or meeting date**
- **On May 22, the PartnerRe Board also rejected EXOR's standard request for the list of beneficial shareholders so that EXOR and PartnerRe are on equal footing in communicating with shareholders regarding the AXIS vote**
- **<u>Since June 1: PartnerRe has disseminated misleading statements and adopted scare tactics to lure preferred vote:</u>**
  - **PartnerRe has repeatedly reported to its shareholders and to the media that *"Given EXOR's current ratings and the meaningful additional debt contemplated in proposed transaction financing, there is considerable risk that the rating of preferred shares would be downgraded upon sale to EXOR"*. <u>This statement is without merit and has not been endorsed by Standard & Poor's</u>**
  - **<u>S&P affirmed EXOR and its investee companies are independently rated. EXOR capital structure will have no impact on preferred securities rating, or any other PartnerRe ratings</u>[1]**

37

1 - Please refer to slide 30 for an overview of EXOR's conversations with Standard & Poor's

EXOR

38 EXOR expects to be able to close the transaction in fourth quarter of 2015, a ssuming no further delays from PartnerRe board 1. EXOR’s Binding Offer provides PartnerRe shareholders with certainty of execution ‒ Binding Offer contains EXOR signature pages to the Merger Agreement ‒ Executable by PartnerRe immediately upon termination of the AXIS Agreement 1 2. EXOR filed proxy materials with the SEC to solicit shareholders to vote “AGAINST” the AXIS Agreement at the PartnerRe special general meeting 3. After termination of the AXIS Agreement 1 , PartnerRe’s Board can simply execute its signature pages to accept the EXOR Binding Offer with no further action required by EXOR, thus providing shareholders with a clear avenue to achieving the certain and superior value offered by EXOR ACTIONABLE ALTERNATIVE AND SHAREHOLDER SOVEREIGNITY 1 - The offer remains open until 5:00pm Bermuda time on the earlier of the second date following termination of the AXIS amalgamation ag reement and 7/26/2015 (which is two days following the expected date of the special general meeting of PartnerRe shareholders to consider the AXIS transaction). The offer will become null and void if PartnerRe has not accepted the offer by delivery of the countersignature to the merger agreement prior to the expiration time noted above o r i f such acceptance would violate law

A PPENDIX

40 S TRENGTHENING THE P ARTNER R E B RAND ▪ PartnerRe will remain an independent company, operated by the same management team ▪ Employee “ redundancies ” contemplated in the AXIS transaction will be avoided M ANAGEMENT C ONTINUITY N O D ISRUPTIVE I NTEGRATION S TRONG AND C OMMITTED O WNER F OCUS ON L ONG - T ERM V ALUE C REATION ▪ No complex integration process that would cause disruption and confusion for clients, brokers, management and employees ▪ In contrast to the AXIS transaction, no conflict of interest with PartnerRe clients ▪ PartnerRe brand with 20+ year track record of success in the reinsurance marketplace preserved and enhanced ▪ Strong and committed long - term owner willing to strengthen PartnerRe’s balance sheet and grow the company under the right market circumstances ▪ PartnerRe to better withstand earnings volatility and operate without the pressures of being a public company, enhancing its ability to build long - term value EXOR’S TRANSACTION ALSO SUPERIOR FOR OTHER STAKEHOLDERS

41 ▪ In contrast to the AXIS Agreement, the Merger Agreement signed by the EXOR parties has : x No minimum “A - ” A.M . Best rating closing condition, which is present in the AXIS Agreement. This clause allows AXIS to terminate the existing transaction in the event of material losses incurred by PartnerRe x No requirement for EXOR shareholder approval (AXIS shareholder approval is required under the AXIS Agreement ) x Appropriately sized “breakup” fee of $250 million, representing approximately 3.7% of the total equity value of the transaction vs . the 4.5% amount under the AXIS Agreement (the revised AXIS Agreement increased the breakup fee by $30 million, an amount equal to 11% of the incremental value to PartnerRe shareholders) x N o preclusive changes to the ordinary definition of “Superior Proposal” (as made in the revised AXIS Agreement) allowing customary process for competing offers ▪ Otherwise, the Merger Agreement has substantially the same terms and conditions as under the AXIS Agreement (but for changes dictated by the cash nature of the EXOR offer and changes to reflect termination of the AXIS Agreement ) EXOR’S BINDING OFFER ALSO HAS SUPERIOR CONTRACT TERMS

42 HIGH CLOSING CERTAINTY FOR THE EXOR TRANSACTION PROVEN REGULATORY TRACK RECORD PROVIDES GREATER CERTAINTY TO REGULATORS ▪ EXOR has invested in insurance and reinsurance in the past and currently owns insurance and other regulated financial service businesses in several jurisdictions ▪ EXOR has a proven track record of completing very complex transactions ▪ EXOR has engaged a highly experienced team of regulatory counsels in Bermuda, Hong Kong, Ireland, Singapore, the United Kingdom and the United States (including the states of Delaware, Montana, New York and Ohio) ▪ The global regulatory team has made meaningful progress in preparing applications and submissions to the extent required in various jurisdictions ▪ Unlike the AXIS bid, EXOR’s Binding Offer does not involve a complex integration, a change in management or the business plan of the regulated insurance companies ▪ EXOR does not compete with PartnerRe and the EXOR Binding Offer is not anti - competitive, so we do not expect any substantive antitrust issues ▪ Unlike the AXIS transaction, which strips $560 million of cash from PartnerRe to pay an extraordinary dividend, EXOR’s Binding Offer does not involve any extraordinary dividend ▪ EXOR expects to enhance PartnerRe’s financial strength by adopting a capital distribution policy more conservative than the one employed by PartnerRe and AXIS in the past EXOR FULLY COMMITTED TO COMPLETING TRANSACTION ▪ EXOR Merger Agreement requires use of “reasonable best efforts” to obtain the necessary regulatory approvals – a very high legal standard and the exact same covenant that applies in the AXIS amalgamation agreement ▪ EXOR has shown its commitment to completing the transaction by investing approximately $609 million in cash to become PartnerRe’s largest shareholder

43 In its May 20, 2015 letter to EXOR, PartnerRe provided the following non - price criticisms of the EXOR Merger Agreement: 1. EXOR parent and its controlling shareholders have no contractual obligation to actually make the required regulatory filings or otherwise assist in obtaining regulatory approvals • The Merger Agreement requires the EXOR parties to use their reasonable best efforts to obtain all required regulatory approvals, including an express obligation to obtain information from affiliates • This is the same exact covenant that was found acceptable in the AXIS Agreement PartnerRe Criticism EXOR Response • EXOR expects to obtain all required regulatory approvals to acquire PartnerRe as: i. EXOR has invested in insurance and reinsurance in the past and currently owns insurance and other regulated financial service businesses in several jurisdictions ii. EXOR has engaged a highly experienced team of global regulatory counsels that have already made meaningful progress in preparing applications and submissions to the extent required in various jurisdictions • EXOR has spent over $609 million to become PartnerRe’s largest shareholder, unequivocally proving that EXOR is fully incentivized to complete a transaction with PartnerRe • EXOR is willing to consider in good faith reasonable requests to provide additional closing certainty through guarantees of these non - financial regulatory closing obligations EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS (1/3) 2. EXOR is not properly incentivized to obtain regulatory approvals because EXOR’s offer does not include a regulatory termination fee that would require EXOR to pay a sizeable fee in the event EXOR is unable to obtain such approvals 3. EXOR’s parent guarantee only guarantees the payment obligations of the EXOR subsidiary if a transaction were to close. If the EXOR parties to the proposed merger agreement breached any of their other obligations, PartnerRe would have limited recourse

44 4. The deal protection measures in EXOR’s proposed merger agreement are not appropriate in the context of an all - cash transaction, especially one without a pre - signing market check • The deal protection measures are more favorable in the EXOR Merger Agreement than in the AXIS Agreement • PartnerRe’s stated concerns on this point are a red herring, as: i. No other proposals have surfaced since the AXIS Agreement was announced on January 25, 2015 and ii. EXOR would have no objections if PartnerRe would decide to solicit additional interest from now until the signing of the EXOR Merger Agreement • EXOR $137.50 per share all - cash Binding Offer fully compensates PartnerRe shareholders for the increased value of PartnerRe’s business until closing of the EXOR transaction (expected to occur at the end of 2015) • The EXOR Merger Agreement permits also cash dividends of up to $0.70 per common share per quarter until closing (plus a pro rated dividend through the closing date) • Under the EXOR Binding Offer, PartnerRe shareholders will receive certain value of $137.50 per share in cash, even if PartnerRe suffers significant catastrophe losses prior to closing. This is in contrast with the AXIS transaction where PartnerRe’s shareholders tangible book value per share will be reduced by any catastrophe losses prior or after closing • Timing risk does not exist under EXOR’s all - cash Binding Offer for two reasons: i. EXOR removed the A.M. Best “A - ” minimum rating condition to closing (that AXIS has in its transaction agreement) ii. EXOR excluded catastrophe losses from the closing conditions related to material adverse effects 5. EXOR’s offer should, but fails, to adequately compensate PartnerRe’s shareholders for both (i) the increased value in PartnerRe’s business between now and the closing of any potential transaction with EXOR and (ii) the increased risk posed to PartnerRe’s shareholders by virtue of the delay inherent in a transaction with EXOR relative to the AXIS transaction, which is expected to be able to close at or shortly following shareholder approval PartnerRe Criticism EXOR Response EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS (2/3)

45 • EXOR Binding Offer entails no optionality as: i. It has the same exact covenant of the AXIS Agreement to obtain all required regulatory approvals ii. It has more closing certainty than the AXIS Agreement (e.g.. no minimum “A - ” A.M. Best rating closing condition) • EXOR’s offer fully anticipates the payment of the $315 million of fees and expenses to AXIS prior to entry of the Merger Agreement. PartnerRe cannot in good faith suggest that it is precluded from accepting the Superior Proposal because of the breakup fee it owes AXIS where the topping bidder is willing to accept that value depletion in making its Superior Proposal 6. EXOR’s offer entails significant optionality that would allow EXOR to walk away from a transaction without consequence, requires PartnerRe’s shareholders to bear the risk of paying up to $315 million of termination fees and expense reimbursement to AXIS and imposes incremental execution risk while failing to adequately compensate shareholders in return PartnerRe Criticism EXOR Response EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS ( 3 /3)

46 ▪ One of Europe’s leading investment companies, controlled by the Agnelli family ▪ An entrepreneurial owner with over a century of successful investments ▪ Focused on global businesses primarily based in Europe and the U.S . ▪ Actively participates in building its companies ▪ Committed to a conservative capital structure NAV GROWTH OVER TIME EXPECTED TO EXCEED MSCI W ORLD I NDEX PERFORMANCE IN E UROS EXOR AT A GLANCE Investments 11,332 73.9% Other Investments 697 4.5% Financial Investments 1,131 7.4% Cash and Cash Equivalents 1 1,883 12.3% Treasury Stock 981 6.4% Gross Asset Value (GAV) 15,327 100.0% Gross Debt (1,690) Ordinary Holding Costs 2 (170) Net Asset Value (NAV) 13,467 26 M AY 2015 € MN 2,999 1,169 19.6% 7.6% 6,467 42.2% % GAV 1 - March 31 figures adjusted to take into account asset disposals (AWH and Sequana) and investments (PRE) 2 – Over 10 years

47 0 5 10 15 20 25 30 35 40 45 50 2009 93.3 37.8 55.5 2010 45.8 17.2 28.6 2011 (24.4) (4.5) (19.9) 2012 20.6 11.4 9.2 2013 16.2 18.7 (2.5) 2014 14.8 17.2 (2.4) 2015 YTD 32.5 15.7 16.8 C OMPOUNDED ANNUAL RATE 27.4 17.7 9.7 A NNUAL PERCENTAGE CHANGE YEAR 1 - EXOR NAV 2 - MSCI D ELTA (1 - 2) EXOR HISTORICAL NAV PERFORMANCE NET ASSET VALUE GROWTH ▪ Active NAV management ▪ Share capital simplification ▪ Increased transparency in communication ▪ Lower volatility in financial markets ▪ Annualized share price growth: +38.6% NAV DISCOUNT TIGHTENING NAV ( € mn) – EXOR share price ( € ) M ARCH 2009 T ODAY 58.6% 19.1% 1 - Data in 2009 started on March 1, the date before EXOR’s listing on Borsa Italiana; data in 2015 up to May 26 . MSCI refers to MSCI World Index in Euro 2,968 3,708 4,497 5,258 5,737 5,818 5,520 6,624 8,364 8,883 8,752 5,965 6,320 7,470 7,128 7,464 7,620 8,364 8,533 9,162 8,852 9,886 9,097 8,891 10,164 13,334 13,467 EXOR Listing Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Today